QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ENGELHARD CORPORATION
(Name of Registrant as Specified In Its Charter)
IRON ACQUISITION CORPORATION BASF AKTIENGESELLSCHAFT
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BASF AKTIENGESELLSCHAFT
67056 Ludwigshafen, Germany

IRON ACQUISITION CORPORATION
100 Campus Drive
Florham Park, NJ 07932

[            ], 2006

To the Stockholders of Engelhard Corporation:

        As you know, on January 9, 2006, BASF Aktiengesellschaft ("BASF") and its indirect wholly-owned subsidiary Iron Acquisition Corporation, a Delaware corporation ("IAC"), commenced a tender offer (the "Offer") to purchase all the issued and outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares"), for $37.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 9, 2006 (together with any amendments or supplements thereto, the "Offer to Purchase") and in the related letter of transmittal (which, together with the Offer to Purchase, collectively constitute the "Offer").

        The purpose of the Offer is for us to acquire control of, and the entire equity interest in, the Company. We currently intend, as soon as practicable following consummation of the Offer, to seek to have the Company consummate a merger or other similar business combination with IAC or another direct or indirect subsidiary of BASF (the "Merger").

        We are sending you the enclosed proxy statement and the accompanying [WHITE] proxy card because we are soliciting proxies from the Company's stockholders to be used at the 2006 annual meeting of stockholders of the Company (along with any adjournments, postponements or continuations thereof, the "Annual Meeting"). The bylaws of the Company (most recently filed by the Company as Exhibit 3(a) to the Form 10-Q filed with the Securities and Exchange Commission on May 7, 2004) require the Annual Meeting to be held on May 4, 2006, the first Thursday in May. This proxy statement and the accompanying [WHITE] proxy card are first being furnished to stockholders on or about [            ], 2006. At the Annual Meeting two Class I directors of the Company will be elected.

        We are seeking your support for the election of two persons that we have nominated to the Company's Board of Directors (the "Board") to help insure that the Board acts in the best interests of stockholders. On January 27, 2006, in accordance with the Company's deadline for director nominations by stockholders of the Company, we nominated Julian A. Brodsky and John C. Linehan to stand for election at the Annual Meeting to replace the current Class I directors whose terms expire at such meeting.

        Prior to the commencement of the Offer, we made efforts to negotiate a transaction with the Board, and we indicated to the Company that we were prepared to meet with the Company to see whether the Company could demonstrate value in addition to that discernible from the publicly available information that might enable us to increase the price that we proposed to pay by as much as $1.00 per Share. Those efforts were rebuffed, and on January 9, 2006, we commenced the Offer. On January 23, 2006, the Board of Directors of the Company rejected the Offer and recommended that its stockholders not tender their Shares in the Offer. The Company also announced that the Board had authorized the exploration of strategic alternatives to maximize stockholder value and committed itself to do so expeditiously.

        We are pleased that the Board has determined that the sale of the Company is in the best interests of its stockholders, and we hope that the Board lives up to its commitment to do so expeditiously. Electing our nominees gives you, the owners of the Company, a mechanism to monitor this process. If the Board does not live up to its commitment, election of our nominees will send a clear message to the Board that they are not acting in the interests of the Company's stockholders and could expedite removal of any obstacles and the prompt consummation of the Offer. In addition, if the Board does not live up to its commitment or if we conclude that the exploration of strategic alternatives is not being conducted in the best interests of the Company's stockholders, we currently intend to solicit written consents of the Company's stockholders to (i) amend the Company's bylaws to expand the size of the Board and provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company and (ii) fill the newly created vacancies on the Board with individuals selected by us (the "Consent Nominees"). If the consent solicitation is successful and all or any of the Consent Nominees are elected to fill the newly created vacancies, we will seek to have the appropriate number of such newly elected directors nominated for re-election to the Board at the Annual Meeting.

        We continue to believe that the Offer provides the Company's stockholders with an opportunity to realize a significant and timely return that the Company would otherwise be unable to achieve for its stockholders, either on a stand-alone basis or in connection with an alternative transaction. We reaffirm that our $37 all cash offer, as outlined in the Offer to Purchase, represents a full price for the Shares and provides compelling value for you as the Company's stockholders. Despite our indication that we would be willing to increase our price by as much as $1 per Share, the Company has yet to make available any new information, either publicly or privately, that supports such an increase.

        The information recently disseminated by the Company is not inconsistent with information that the Company's management has presented in the past and was fully reflected in both our offer price, despite Company statements to the contrary, and the market price of approximately $30 per Share prior to the public announcement of our Offer. We do note, however, that a number of the Company's assumptions are significantly more aggressive than those of independent equity research analysts and the Company's competitors. Any increases in the Share price following the announcement of the Offer have been a direct result of the Offer and not as a result of additional value being delivered to the Company's stockholders by its management or the Board.

        Our strategy for growth is long-term oriented and does not depend upon any single acquisition. In accordance with that approach, we carefully evaluated the publicly available information relating to the Company and believe that the Company will be an excellent strategic fit for BASF at a price that can be supported by an appropriate valuation. Our valuation is driven by the Company's growth potential, not the opportunity to achieve synergies. As we have indicated to the Company, we expect only modest synergies in line with transactions in which there are no significant operational overlaps (as is the case with our proposed transaction). In evaluating potential synergies, we also took into consideration the fact that the Company's materials services business, which accounted for approximately $2 billion of the Company's 2004 revenues and consists of 84 employees globally, does not offer the potential for meaningful cost savings. In addition, it would be unreasonable to assume that we would be able to achieve further significant operational savings in addition to those already achieved by the Company's own cost-cutting initiatives.

        The Offer represents a significant premium to the Company's all-time high Share trading price as well as to the trading levels prior to the public announcement of the Offer. Moreover, our price also reflects our expectation that the Company will post strong fourth-quarter and 2005 results and that the Company's financial performance will continue to be strong in the future. We hope the Company's upcoming earnings announcement and its outlook for future financial performance live up to our expectations. In fact, we would be surprised, in this context, if the 2005 results and the outlook for future financial periods announced by the Company do not meet our expectations.

        Despite the fact that the Offer represents a compelling premium for the Company's stockholders, a number of obstacles to consummation of the Offer presently exist. We believe that the Company's stockholders, the true owners of the Company, are entitled to make a decision about whether or not to accept the Offer. We believe that, if elected, the Nominees would, subject to fulfillment of the fiduciary duties that they would have as directors of the Company, consider taking action to remove certain obstacles to the stockholders of the Company being able to decide for themselves whether to accept the Offer or otherwise consummate the Offer and the Merger. These would include taking action to (i) redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Offer and the Merger), (ii) ensure that the Offer and the Merger are not subject to the supermajority voting provisions of Article Seventh of the Company's Restated Certificate of Incorporation and (iii) seek or grant such other consents or approvals as may be desirable or necessary to expedite prompt consummation of the Offer and the Merger. Accordingly, the election of our nominees could allow the stockholders of the Company to determine whether to accept the Offer and could expedite the prompt consummation of the Offer.

        Tell the Board what you think! You can take immediate steps to help obtain the maximum value for your Shares by sending the proper message to the Board. Your vote is important, no matter how many or how few Shares you own.

        THE NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTEREST OF ALL STOCKHOLDERS. YOUR VOICE IN THE FUTURE OF THE COMPANY CAN BEST BE EXPRESSED BY ELECTING DIRECTORS THAT WILL ACT IN YOUR INTERESTS—NOT IN THE INTERESTS OF MANAGEMENT! WE URGE YOU TO VOTE YOUR [WHITE] PROXY CARD FOR JULIAN A. BRODSKY AND JOHN C. LINEHAN.

        IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE [WHITE] PROXY CARD AS SOON AS POSSIBLE.

Dr. Juergen Hambrecht Chairman of the Board of Executive Directors BASF Aktiengesellschaft
Dr. Kurt Bock Member of the Board of Executive Directors BASF Aktiengesellschaft
Dr. Hans-Ulrich Engel President Iron Acquisition Corporation

IMPORTANT

        1.     If you hold your Shares in your own name, please sign, date and return the enclosed [WHITE] proxy card in the postage-paid envelope provided.

        2.     If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a proxy with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a [WHITE] proxy card to be executed representing your Shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        If you have any questions or require any assistance in executing your proxy, please call:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

SHAREHOLDERS CALL TOLL FREE:
(877) 750-5837 (from the U.S. and Canada)
or
00-800-7710-9971 (from Europe)

BANKS AND BROKERS CALL COLLECT:
(212) 750-5833

PRELIMINARY COPY—SUBJECT TO COMPLETION
DATED [            ], 2006

PROXY STATEMENT
OF
IRON ACQUISITION CORPORATION
an indirect wholly owned subsidiary of
BASF AKTIENGESELLSCHAFT

        This proxy statement and the accompanying [WHITE] proxy card are being furnished by BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("BASF"), and its indirect wholly-owned subsidiary Iron Acquisition Corporation, a Delaware corporation ("IAC"), in connection with the solicitation of proxies from you, the holders of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"). IAC intends to vote such proxies for the election of Julian A. Brodsky and John C. Linehan (each, a "Nominee" and, collectively, the "Nominees") at the 2006 annual meeting of the Company's stockholders (along with any adjournments, postponements or continuations thereof, the "Annual Meeting") to replace the current Class I directors of the Company whose terms expire at the Annual Meeting.

        At the Annual Meeting, IAC will seek to elect the Nominees to the Board of Directors of the Company (the "Board"), in order to expedite the prompt consummation of our offer to acquire the Company, which is described below. Each of the Nominees has consented, if elected, to serve as a director of the Company and to be named in this proxy statement and in other soliciting materials as a Nominee.

        The bylaws of the Company (most recently filed by the Company as Exhibit 3(a) to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") on May 7, 2004) require the Annual Meeting to be held on held on May 4, 2006, the first Thursday in May. The Company has set [            ], 2006 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. The Company has not yet selected the time or the location of the Annual Meeting.

        This proxy statement and the accompanying [WHITE] proxy card are first being sent or given on or about [            ], 2006 to all holders of record of Common Stock on the Record Date. On that date, IAC beneficially owned 100 shares of Common Stock, or less than one percent of the outstanding Common Stock.

        THIS SOLICITATION IS BEING MADE BY BASF AND IAC, AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        On January 9, 2006, BASF through IAC commenced a fully funded all-cash tender offer to purchase all the issued and outstanding shares of Common Stock and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights," and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of October 1, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), for $37.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and conditions set forth in our offer to purchase, dated January 9, 2006 (together with any amendments or supplements thereto, the "Offer to Purchase") and in the related letter of transmittal (which, together with the Offer to Purchase, collectively constitute the "Offer"). The purpose of the Offer is to enable BASF to acquire control of, and the entire equity interest in, the Company. We currently intend, as soon as practicable following consummation of the Offer, to seek to have the Company consummate a merger or other similar business combination with IAC or another direct or indirect subsidiary of BASF (the "Merger"). This proxy solicitation is one of the measures that IAC and BASF are taking to allow the Company's stockholders to determine for themselves whether to accept the Offer.

        For a complete description of the terms of the Offer, including, without limitation, the conditions of the Offer, the Company's stockholders are referred to the Offer to Purchase. Complete information about the Offer is contained in the Offer to Purchase, which is available on request from Innisfree M&A Incorporated, the Information Agent for the Offer, at (877) 750-5837 (toll free from the U.S. and Canada) or 00-800-7710-9971 (toll free from Europe), at no charge, and in our tender offer statement on Schedule TO, which was filed with the Commission on January 9, 2006, and is available, along with any amendments thereto, including exhibits, on the Commission's website at http://www.sec.gov.

        THIS PROXY STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. WE ARE MAKING THE OFFER ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

        WE BELIEVE THAT THE COMPANY'S STOCKHOLDERS—THE OWNERS OF THE COMPANY—ARE ENTITLED TO DECIDE FOR THEMSELVES WHETHER OR NOT TO ACCEPT THE OFFER. THE ELECTION OF THE NOMINEES TO THE BOARD IS AN IMPORTANT STEP TOWARD PROMPT CONSUMMATION OF THE OFFER. ACCORDINGLY, WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED [WHITE] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

        BY TAKING THESE STEPS, YOU WILL GIVE THE BOARD A CLEAR MESSAGE THAT THEY SHOULD TAKE ALL NECESSARY STEPS TO ALLOW YOU TO HAVE THE OPPORTUNITY TO RECEIVE THE CONSIDERATION TO BE RECEIVED BY THE COMPANY'S STOCKHOLDERS IN THE OFFER.

        YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. EXECUTING A PROXY DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO EXECUTE A PROXY DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

        BASF and IAC have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the election of the Nominees.

        If your Shares are registered in your own name, please sign, date and return the enclosed [WHITE] proxy card to Innisfree in the postage-paid envelope provided. If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a [WHITE] proxy card with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed [WHITE] proxy card in favor of the election of the Nominees. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        If you have any questions or require any assistance in executing your proxy, please contact:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

SHAREHOLDERS CALL TOLL FREE:
(877) 750-5837 (from the U.S. and Canada)
or
00-800-7710-9971 (from Europe)

BANKS AND BROKERS CALL COLLECT:
(212) 750-5833

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

        The following are some of the questions you, as a stockholder, may have and the answers to those questions. The following is not a substitute for the information contained in this proxy statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this proxy statement. We urge you to read this proxy statement carefully and in its entirety.

WHO IS MAKING THE SOLICITATION?

        Iron Acquisition Corporation and BASF Aktiengesellschaft. IAC is a newly formed Delaware corporation and an indirect wholly owned subsidiary of BASF. IAC has been organized in connection with the Offer and has not carried on any activities other than in connection with the Offer.

        BASF is a stock corporation organized under the laws of the Federal Republic of Germany. BASF is a transnational chemical company, and its product range includes high-performance products, including chemicals, plastics, coatings systems, dispersions, agricultural products, fine chemicals as well as crude oil and natural gas. BASF and its 159 consolidated subsidiaries have customers in more than 160 countries and operate production sites in 41 countries.

WHAT ARE WE ASKING YOU TO VOTE FOR?

        We are asking you to replace the Company's incumbent Class I directors by electing our nominees, Julian A. Brodsky and John C. Linehan, at the 2006 annual meeting of the Company's stockholders. Our nominees have indicated that they will act in your best interests in accordance with their fiduciary duties.

WHY ARE WE SOLICITING YOUR VOTE?

        On January 9, 2006, BASF through IAC commenced a fully funded all-cash offer to purchase all the issued and outstanding Shares for $37.00 per Share. The purpose of the Offer is for BASF to acquire control of, and the entire equity interest in, the Company. Prior to commencement of our tender offer, we made efforts to negotiate a transaction with the Board, and we indicated to the Company that we were prepared to meet with the Company to see whether the Company could demonstrate value in addition to that discernible from the publicly available information that might enable us to increase the price that we proposed to pay for the Company by as much as $1.00 per Share. Those efforts were rebuffed, and on January 9, 2006, we commenced the Offer. On January 23, 2006, the Board formally recommended that its stockholders not tender their Shares in the Offer. The Company also announced that the Board had authorized the exploration of strategic alternatives to maximize stockholder value and committed itself to do so expeditiously.

        We are pleased that the Board has determined that the sale of the Company is in the best interests of its stockholders, and we hope that the Board lives up to its commitment to do so expeditiously. Electing our nominees gives you, the owners of the Company, a mechanism to monitor this process. If the Board does not live up to its commitment, election of our nominees will send a clear message to the Board that they are not acting in the interests of the Company's stockholders and could expedite removal of any obstacles and the prompt consummation of the Offer.

        We continue to believe that the Offer provides the Company's stockholders with an opportunity to realize a significant and timely return that the Company would otherwise be unable to achieve for its stockholders, either on a stand-alone basis or in connection with an alternative transaction. However, a number of obstacles to consummation of the Offer presently exist. We believe that the Company's stockholders, the true owners of the Company, are entitled to make a decision about whether or not to accept the Offer. We believe that, if elected, our nominees would, subject to fulfillment of the fiduciary duties that they would have as directors of the Company, consider taking action to remove certain obstacles to the stockholders of the Company being able to decide for themselves whether to accept the Offer or otherwise consummate the Offer.

HOW DOES YOUR VOTE AFFECT OUR TENDER OFFER?

        Even if the stockholders elect our nominees to the Board, IAC does not intend to purchase Shares tendered unless the conditions to the Offer are either satisfied or waived. Although our nominees have not given BASF any commitments with respect to the Offer or otherwise, and BASF has not sought any commitments from them, BASF anticipates that our nominees would act in the best interests of the Company's stockholders to attempt to cause the Board to meet with BASF to discuss the merits of the Offer and consider taking action to satisfy certain conditions to the Offer.

WHAT MUST HAPPEN TO COMPLETE OUR TENDER OFFER?

        The Offer is subject to the satisfaction or waiver of certain conditions, including:

  •
  that there be validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by BASF or any of its subsidiaries, including IAC, shall constitute a majority of the then outstanding Shares on a fully diluted basis;

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prior to the expiration of the Offer;

  •
  the receipt of any applicable approval under the Council Regulation (EC) No. 139/2004 of 20 January 2004;

  •
  that we are satisfied, in our sole discretion, that the Board has redeemed the Rights or the Rights have been invalidated or are otherwise inapplicable to the Offer and the Merger; and

  •
  that we are satisfied, in our sole discretion, that the Offer and the Merger have been approved by the Board for purposes of Article Seventh of the Company's Restated Certificate of Incorporation or the provisions of Article Seventh are otherwise inapplicable to the Offer and the Merger.

        The Offer to Purchase contains a complete description of all of the conditions to the Offer.

IF YOU ELECT OUR NOMINEES, ARE YOU AGREEING TO TENDER YOUR SHARES IN THE OFFER?

        No. Your vote to elect our nominees does not obligate you to tender your Shares in the Offer.

        Although the election of our nominees of the Board is an important step toward prompt consummation of the Offer and the Merger, we are not asking the Company's stockholders to tender their Shares by means of this proxy solicitation or to consent to or vote on the Merger at this time.

WHO ARE IAC'S DIRECTOR NOMINEES?

        We are proposing that Julian A. Brodsky and John C. Linehan be elected as Class I directors of the Company. Our nominees are independent within the meaning of the New York Stock Exchange listing standards and, except as described herein, are not affiliated with BASF, IAC or any other subsidiary of BASF, or with the Company or any subsidiary of the Company. They are highly qualified individuals who will fully discharge the fiduciary obligations they would owe to the Company and its stockholders under Delaware law. The principal occupation and business experience of each Nominee is set forth in this proxy statement under the section entitled "The Nominees", which we urge you to read.

WHO CAN VOTE AT THE ANNUAL MEETING?

        If you owned Shares at the close of business on [            ], 2006, the Record Date, you are entitled to vote for our nominees at the Annual Meeting.

HOW MANY SHARES MUST BE VOTED IN FAVOR OF OUR NOMINEES TO ELECT THEM?

        Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of directors.

WHAT SHOULD YOU DO TO VOTE FOR OUR NOMINEES?

        If your Shares are registered in your own name, please sign, date and return the enclosed [WHITE] proxy card to IAC, in care of Innisfree M&A Incorporated, in the postage-paid envelope provided at 501 Madison Avenue, 20th Floor, New York, NY 10022.

        If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a [WHITE] proxy card with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed [WHITE] proxy card in favor of the election of our nominees. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION?

        Please call our proxy solicitor Innisfree M&A Incorporated toll free at (877) 750-5837 (from the U.S. and Canada) or 00-800-7710-9971 (from Europe).

OUR NOMINEES

        At the Annual Meeting, IAC will propose that Julian A. Brodsky and John C. Linehan be elected as Class I directors of the Company. Each Nominee, if elected, would hold office until the 2009 annual meeting of the Company's stockholders and until a successor has been duly elected and qualified or until his death, resignation or removal.

        Each Nominee shall, upon election to the Board, exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Board.

        The Nominees have furnished the following information regarding their principal occupations and certain other matters:

NAME AND BUSINESS ADDRESS	AGE	EMPLOYMENT HISTORY
Mr. Julian A. Brodsky Vice Chairman Comcast Corporation 1500 Market Street Philadelphia, PA 19102-2148	72
		Mr. Brodsky is a founder and, since 2004, has served as non-executive Vice Chairman of Comcast Corporation, the nation's leading provider of cable, entertainment and communication products and services. Prior to that, Mr. Brodsky served as Comcast's Executive Vice-President, Senior Vice President, Chief Financial Officer and Vice Chairman. Since 1969, Mr. Brodsky has served as a Director of Comcast Corporation. As one of Comcast's founding principals, Mr. Brodsky was chief architect of Comcast's conservative fiscal policies and creative uses of capital formation techniques, and has overseen Comcast's merger and acquisition efforts and international development and expansion. From 1999 to 2004, Mr. Brodsky served as Chairman of Comcast Interactive Capital Group, an in-house venture capital fund. Prior to 2002, Mr. Brodsky served as Director and Vice Chairman of Comcast Holdings Corporation, which develops, manages and operates broadband cable networks. Currently, Mr. Brodsky serves as a Director of the RBB Fund, Inc., a mutual fund, and as a member of the Board of Directors of Amdocs Limited, a technology company. Mr. Brodsky is a member of the Board of Trustees of the Philadelphia Museum of Art and serves on the Boards of the Cable Center and the Philadelphia Chamber Music Society. Mr. Brodsky has also served as a Director of Grey Global Group, a global communications company, and on the Board of NDS Group PLC. Mr. Brodsky is a Certified Public Accountant and graduated from the Wharton School of Finance and Commerce of the University of Pennsylvania.

Mr. John C. Linehan Retired	66
Since 2004, Mr. Linehan has served on the Board of Directors of Pacific Energy Partners, L.P., a company principally engaged in the business of gathering, transporting, storing and distributing crude oil, refined products and related products. Mr. Linehan also serves as Chairman of the Conflicts Committee and is a member of the Audit and Compensation Committees for Pacific Energy Partners L.P. From September 2001 to March 2002, Mr. Linehan served as the Chairman and Chief Executive Officer of Texaco Refining and Marketing (East) Inc., a petroleum company, and as Operating Trustee for Texaco Alliance Trust, a holding corporation for Texaco's downstream business interests during the merger of Chevron and Texaco. At the time of his retirement in December 1999, Mr. Linehan was Executive Vice President and Chief Financial Officer of Kerr-McGee Corporation, a global energy company based in Oklahoma City and a leader in oil and natural gas exploration and production. Mr. Linehan has also served as Chairman of the Finance Committee of the American Petroleum Institute and was on the Board of Directors of Tom Brown, Inc. until its acquisition by EnCana Corporation in 2004. Mr. Linehan is a member of both the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. In 1961, Mr. Linehan received his Bachelors of Science in Accounting from Oklahoma State University and in 1970, he received his Masters in Business Administration from Tulsa University.

        Each of the Nominees has consented, if elected, to serve as a director of the Company and to be named in this proxy statement and in other soliciting materials as a Nominee. We do not expect that either of the Nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of candidates nominated by us occurs for any reason (including if the Company makes or announces any changes to its bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees), the Shares represented by the enclosed [WHITE] proxy card will be voted for a substitute candidate nominated by IAC in compliance with the rules of the Commission and any other applicable law.

Compensation of Directors of the Company

        We anticipate that each Nominee, upon election, will receive director's fees, consistent with the Company's past practice, for services as a director of the Company. According to the Company's public filings, directors who are not also employees of the Company received an annual retainer of $50,000 for the fiscal year ended December 31, 2004 and a fee for each Board or committee meeting attended ($1,500). The chairmen of the audit and compensation committees each received an additional retainer of $10,000, while the chairmen of each of the other committees of the Board received an additional retainer of $7,500 for each committee meeting that they chaired.

Each non-employee director received an annual retainer of $5,000 for each committee on which he or she served. In addition, directors who were not also employees were granted $20,000 worth of deferred stock units. According to the Company's public filings, each person who becomes a non-employee director prior to June 30, 2006 will be awarded 7,593 Shares effective as of such person's election to the Board and each director also receives options to purchase 3,000 Shares with an exercise price equal to the fair market value of such Shares at the date of grant of the options, which become exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. We are not aware of any other arrangement pursuant to which any director of the Company was to be compensated for services during the Company's last fiscal year.

        Other than as described herein, neither IAC nor BASF is aware of any other arrangements pursuant to which non-employee directors of the Company were to be compensated for services as a director during the Company's last fiscal year.

        All information regarding the Company's director compensation and benefits arrangements set forth in this proxy statement is derived solely from the Company's public filings. IAC and BASF have relied upon the accuracy of such information and have not made any independent attempt to verify the accuracy of such information.

Arrangements between BASF and the Nominees

        Each Nominee has received a fee of $40,000 from BASF for agreeing to stand for election as a director of the Company. BASF has agreed to indemnify each Nominee, to the fullest extent applicable law permits, from and against any and all expenses, judgments, fines, settlements and other amounts arising out of any threatened or filed action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his capacity as a nominee for election as a director of the Company, or arising out of his status in that capacity. BASF has also agreed to hire, and pay the reasonable out-of-pocket expenses associated with, one independent law firm to represent the Nominees, and to reimburse each Nominee for other reasonable out-of-pocket expenses.

Additional Information Concerning the Nominees

        The Nominees have also furnished additional information located in Annex I of this proxy statement as required by the Commission.

PROPOSAL 1:    ELECTION OF DIRECTORS

        According to publicly available information, the Board currently consists of six members divided into three classes. Each member of a class of directors holds office until the third succeeding annual meeting after his election and until his successor is elected and qualified or until he shall resign or shall have been removed. Two Class I directors will be elected at the Annual Meeting for terms of three years. According to publicly available information, the terms of office of the two Class I directors, Marion H. Antonini and Henry R. Slack, will expire at the Annual Meeting.

        At the Annual Meeting, IAC will propose that the Company's stockholders elect Julian A. Brodsky and John C. Linehan as Class I directors of the Company. Each Nominee, if elected, would hold office until the 2009 annual meeting of the Company's stockholders and until a successor has been duly elected and qualified.

        Each Nominee shall, upon election to the Board, exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Board.

        The current Board has refused to take certain steps that would allow the Company's stockholders to decide for themselves whether to accept the Offer. Although the Nominees have not given BASF any commitments with respect to the Offer or otherwise, and BASF has not sought any commitments from them, BASF anticipates that the Nominees would attempt to cause the Board to meet with BASF to discuss the merits of the Offer in accordance with their fiduciary duties and would consider taking action to satisfy certain conditions of the Offer, which conditions are fully described in the Offer to Purchase.

        WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF JULIAN A. BRODSKY AND JOHN C. LINEHAN BY SIGNING, DATING AND RETURNING THE ENCLOSED [WHITE] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT. IF YOU HAVE SIGNED THE [WHITE] PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE ALL THE SHARES REPRESENTED BY THE [WHITE] PROXY CARD FOR THE ELECTION OF JULIAN A. BRODSKY AND JOHN C. LINEHAN.

REASONS TO VOTE FOR OUR NOMINEES

        BASF and IAC urge all stockholders of the Company to vote FOR the election of the Nominees.

A vote in favor of the Nominees represents a vote in support of the Offer

  •
  By voting for the election of the Nominees, stockholders of the Company can demonstrate to the other members of the Board their support for the Offer. The stockholders of the Company themselves should have the right to decide whether to accept the Offer. Although the Nominees have not given BASF any commitments with respect to the Offer or otherwise, and BASF has not sought any commitments from them, BASF anticipates that the Nominees will cause the Board to meet with BASF to discuss the merits of the Offer in accordance with their fiduciary duties.

  •
  Election of the Nominees would send a clear message to Board that the stockholders of the Company wish the Board to expedite removal of any obstacles to the prompt consummation of the Offer.

The Offer is an opportunity for the Company's stockholders to realize a significant and timely return that would otherwise be unavailable

  •
  A vote for the Nominees lets the Company know that you want to have the opportunity to consider and accept the Offer.

  •
  We continue to believe that the Offer provides the Company's stockholders with an opportunity to realize a significant and timely return that the Company would otherwise be unable to achieve for its stockholders, either on a stand-alone basis or in connection with an alternative transaction.

  •
  The Offer price represents a significant premium to the Company's all-time high Share trading price as well as the trading levels prior to the public announcement of the Offer.

  •
  The $37 per Share price to be paid in the Offer represents a 23% premium above the $30.05 New York Stock Exchange ("NYSE") closing price of the Shares on December 20, 2005 (the day before BASF's first meeting with the Company), a 23% premium above the $30.15 NYSE closing price of the Shares on December 30, 2005 (the last trading day before BASF announced its intention to make the Offer) and a 30% premium above the NYSE 90-day average share price (Volume Weighted Average Price) of $28.42 as of December 20, 2005.

The Offer price is a full price based upon publicly available information

  •
  The Offer takes account of all publicly available information regarding the Company. Despite our indication that we would be willing to increase our price by as much as $1 per Share, the Company has yet to make available any new information, either publicly or privately, that supports such an increase.

  •
  The information recently disseminated by the Company is not inconsistent with information that the Company's management has presented in the past and was fully reflected in both our Offer price, despite Company statements to the contrary, and the market price of approximately $30 per Share prior to the public announcement of our Offer. We do note, however, that a number of the Company's assumptions are significantly more aggressive than those of independent equity research analysts and the Company's competitors.

  •
  Any increases in the Share price following the announcement of the Offer have been a direct result of the Offer and not as a result of additional value being delivered to the Company's stockholders by its management or the Board.

  •
  The Offer price also reflects BASF's expectation that the Company will post strong fourth-quarter and 2005 year end results and that the Company's financial performance will continue to be strong in the future. BASF would be surprised if the 2005 results and the outlook for future financial performance announced by the Company do not live up to those expectations.

Our valuation is driven by the Company's growth potential, not synergies

  •
  As we have indicated to the Company, we factored only modest synergies into our price of $37 per Share. Those modest synergies are more in line with transactions in which there are no significant overlaps (as is the case with our proposed transaction) unlike many of the transactions selected by the Company in its analysis.

  •
  In evaluating potential synergies, we also took into consideration the fact that the Company's materials services business, which accounted for approximately $2 billion of the Company's 2004 revenues and consists of 84 employees globally, does not offer the potential for meaningful cost savings.

  •
  It would be unreasonable to assume that we would be able to achieve further significant operational savings than those achieved by the Company's own cost-cutting initiatives.

A vote for the Nominees gives the Company's stockholders a chance to monitor the progress of the Board's commitment to explore strategic alternatives expeditiously

  •
  BASF is pleased that the Board has determined that the sale of the Company is in the best interests of its stockholders and we hope that the Board lives up to its commitment to do so expeditiously. If the Board does not fulfill its commitment, election of the Nominees will send a clear message to the Board that they are not acting in the interests of the Company's stockholders.

  •
  The Nominees are independent of BASF and have indicated that they will act in stockholders' best interests in accordance with their fiduciary duties. They have considerable experience working with other corporations and in connection with significant acquisitions, and have acted to create significant value for stockholders. They will monitor the Board to ensure that the Board acts in the best interests of the Company's stockholders.

VOTING AND PROXY PROCEDURES

Eligibility to Vote

        According to publicly available information, the Shares constitute the Company's only class of voting securities, and each Share entitles its record holder to one vote. Only holders of Shares as of the Record Date are entitled to vote at the Annual Meeting and execute proxies with respect to matters to be voted upon at the Annual Meeting. The Company has set [            ], 2006 as the Record Date for the Annual Meeting. If you were a stockholder of record on the Record Date, you may vote your Shares at the Annual Meeting even if you have sold your Shares before or after the Record Date, subject to the rights, if any, of your transferees under applicable law. Accordingly, please vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares, on the [WHITE] proxy card.

Quorum Requirements

        The bylaws of the Company provide that the holders of a majority of the Shares that are issued and outstanding on the Record Date and entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes will be counted as present for purposes of determining whether a quorum is present. "Broker non-votes" are shares for which a bank, broker or other nominee holder has not received voting instructions and which the nominee holder does not have discretionary power to vote on a particular matter. IAC does not believe that banks, brokers or other nominee holders will have discretion to vote on any matter voted at the Annual Meeting. Shares that voted "For," "Abstain" or "Withheld" on a matter are treated as shares voted at the Annual Meeting with respect to such matter. Broker non-votes are not treated as votes cast at the Annual Meeting.

Vote Requirements

        According to the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on January 23, 2006, as of January 16, 2006, there were 122,381,079 Shares outstanding. IAC currently owns 100 Shares beneficially and of record.

        The affirmative vote of a majority of the votes cast is required for the election of directors. Broker non-votes will not be counted in the election of directors and therefore will have no effect on the election since the directors are elected by a majority of the votes cast at the Annual Meeting, assuming a quorum is present. Stockholders of the Company do not have cumulative voting rights in the election of directors.

Voting by Proxy

        YOUR PROXY IS IMPORTANT. WE STRONGLY URGE YOU TO VOTE FOR THE ELECTION OF JULIAN A. BRODSKY AND JOHN C. LINEHAN. IF YOU WISH TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED [WHITE] PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TODAY.

        The [WHITE] proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. Execution of the [WHITE] proxy card will not affect your right to attend the Annual Meeting and to vote in person.

        If your Shares are registered in your own name, please sign, date and mail the enclosed [WHITE] proxy card to IAC, in care of Innisfree M&A Incorporated, in the postage-paid envelope provided.

        If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a proxy with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a [WHITE] proxy card to be executed representing your Shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        Whether or not you are able to attend the Annual Meeting, you are urged to sign and date the enclosed [WHITE] proxy card and return it in the enclosed self-addressed, prepaid envelope. All valid proxies received prior to the Annual Meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy card, the Shares will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED ON THE ENCLOSED [WHITE] PROXY CARD WILL VOTE YOUR SHARES FOR JULIAN A. BRODSKY AND JOHN C. LINEHAN.

        BASF, IAC and their affiliates do not know of any other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed [WHITE] proxy card will vote the Shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

Revocation of Proxies

        Any stockholder who has mailed a proxy card to the Company may revoke it before it is voted by mailing a duly executed [WHITE] proxy card to IAC, in care of Innisfree M&A Incorporated, bearing a date LATER than the proxy card delivered to the Company. Only your latest dated proxy will be counted in the votes cast at the Annual Meeting. Proxies may also be revoked at any time prior to voting by: (i) delivering to the Company (Attention: [Corporate Secretary]) a written notice stating that the proxy is revoked; (ii) delivering a duly executed proxy bearing a later date than the proxy delivered previously; or (iii) attending the Annual Meeting and voting in person.

OTHER INFORMATION

Solicitation of Proxies

        This proxy solicitation is being made by IAC and BASF. Proxies may be solicited by mail, facsimile, courier services, Internet, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of IAC and BASF, none of whom will receive additional compensation for the proxy solicitation. Information regarding directors, officers and certain employees of IAC and BASF who may solicit proxies is set forth on Annex III of the proxy statement.

        In addition, IAC has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the proxy solicitation and the Offer, for which Innisfree will receive a fee of not more than $[            ] together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. As part of the solicitation, IAC and BASF, the Nominees and Innisfree M&A Incorporated may communicate with stockholders of the Company by mail, facsimile, courier services, Internet, advertising, telephone or telecopier, in person, or by advertisements but it is not anticipated that stockholders will be asked to submit proxies by telephone or Internet. Innisfree M&A Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree will employ approximately [50] persons to solicit the stockholders for their proxies.

        IAC has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all materials related to the proxy solicitation to the beneficial owners of Shares they hold of record. IAC will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

        Lehman Brothers (which collectively refers to Lehman Brothers Holdings Inc. and its affiliates) is acting as dealer manager in connection with the Offer and has provided certain financial advisory services to IAC and BASF in connection with the solicitation and the Offer. BASF has agreed to pay Lehman Brothers reasonable and customary compensation for its services as financial advisor in connection with the Offer (including the services of Lehman Brothers as dealer manager). BASF has also agreed to reimburse Lehman Brothers (in its capacity as dealer manager and financial advisor) for all reasonable out-of-pocket expenses incurred by Lehman Brothers, including the reasonable fees and expenses of legal counsel, and to indemnify Lehman Brothers against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

        Lehman Brothers does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Commission in the solicitation of proxies, or that Schedule 14A requires the disclosure of certain information concerning them. However, in connection with Lehman Brothers' role as financial advisor to BASF and IAC, the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company and may solicit proxies from these institutions, brokers or other persons: Senior Vice President, Kevin Blum and Managing Directors, Carlos A. Fierro and Paul Collins. The business address of each such person is c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019 and the telephone number for each such person at that address is (888) 610-5877. Lehman Brothers engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lehman Brothers may trade securities of the Company for its own accounts and the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities. Lehman Brothers has informed BASF that, as of January 31, 2006, it held a net long position of approximately 45,000 Shares for its own account. Lehman Brothers may have voting and dispositive power with respect to certain Shares held in asset management, brokerage and other accounts. Lehman Brothers and its affiliates disclaim beneficial ownership of such Shares.

        BASF and IAC will bear the costs of this solicitation and will not seek reimbursement of those costs from the Company. The total expenditures for, in furtherance of, or in connection with the solicitation of proxies, including costs related to the Offer and to the solicitation of proxies, include expenditures for attorneys, accountants, financial advisors, proxy solicitors, public relations advisors, printing, advertising, transportation, postage, litigation and related expenses and filing fees and, other than the payment for Shares under the Offer, are expected to aggregate approximately $[    ] million, of which $[    ] has been paid to date. The portion of those costs allocable solely to the solicitation of proxies is not readily determinable.

        Annex III sets forth information about the directors and executive officers of IAC and BASF who may solicit proxies and their employees and other representatives, if any, who may also assist Innisfree in soliciting proxies. Annex III also sets forth certain information relating to Shares these participants, IAC and BASF own and certain transactions between any of them and the Company.

Appraisal Rights

        No appraisal rights are available in connection with this proxy solicitation or the Offer. However, if the Merger is subsequently consummated between IAC and the Company, stockholders who have not tendered their Shares in the Offer will have certain rights under Delaware law to dissent from the Merger and demand appraisal of, and to receive payment in cash of the fair value of, their Shares. The preservation and exercise of dissenters' rights in connection with the Merger will require strict adherence to the applicable provisions of Delaware law.

        EXECUTING A [WHITE] PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES WILL NOT PREVENT A HOLDER OF SHARES AFTER CONSUMMATION OF THE OFFER FROM SUBSEQUENTLY DEMANDING APPRAISAL OF THOSE SHARES IN CONNECTION WITH THE CONSUMMATION OF ANY MERGER.

Stockholder Proposals

        Pursuant to the Definitive Proxy Statement, dated April 1, 2005, filed by the Company with the Commission, to be considered for inclusion in the proxy statement relating to the Annual Meeting, stockholder proposals must have been received not later than January 31, 2006 nor earlier than January 1, 2006. Proposals received after January 31, 2006 will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Commission.

IMPORTANT

        1. If you hold your Shares in your own name, please sign, date and return the enclosed [WHITE] proxy card in the postage-paid envelope provided.

        2. If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a proxy with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a [WHITE] proxy card to be executed representing your Shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        If you have any questions or require any assistance in executing your proxy, please call:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

SHAREHOLDERS CALL TOLL FREE:
(877) 750-5837 (from the U.S. and Canada)
or
00-800-7710-9971 (from Europe)

BANKS AND BROKERS CALL COLLECT:
(212) 750-5833

ANNEX I

INFORMATION CONCERNING THE NOMINEES

        There are no material legal proceedings in which either of the Nominees or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or any proceedings in which such Nominees or associates have a material interest adverse to the Company or any of its subsidiaries. No occupation or employment was carried on by any of the Nominees with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Nominees has ever served on the Company's Board. There exist no family relationships among the Nominees or between any of the Nominees and any director or executive officer of the Company.

        During the past five years none of the events described under Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has occurred with respect to the Nominees. None of the relationships regarding the Nominees described under Item 404(b) of Regulation S-K promulgated under the Securities Act exist, or has existed during the Company's last fiscal year.

        None of the Nominees nor any member of the Nominees' immediate family (as defined by Instruction 2 to Item 404(a) of Regulation S-K promulgated under the Securities Act) has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000. None of the Nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of any corporation or organization or any trust or other estate, in which the Nominee has a substantial beneficial interest or serves as trustee or in a similar capacity, that has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000.

        None of the Nominees was at any time during the Company's most recent fiscal year, a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or otherwise subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company because of the requirements of Section 30 of the Investment Company Act of 1940 or section 17 of the Public Utility Holding Company Act of 1935 ("reporting person"), and none of the Nominees failed to file on a timely basis any forms or reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

        Except as set forth herein, none of the Nominees or any associates of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than election to office.

        Except as set forth herein, none of the Nominees: (i) owns any securities of the Company of record but not beneficially; (ii) owns beneficially, either directly or indirectly, any securities of the Company or any parent or subsidiary of the Company; (iii) has purchased or sold any securities of the Company within the past two years; (iv) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (v) had or will have, and no member of the Nominees' immediate family had or will have, a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vi) borrowed any funds for the purpose of acquiring or holding any securities of the Company; (vii) is or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint

I-1

ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; or (viii) will receive any special compensation in connection with the proxy solicitation. Except as set forth herein, no securities of the Company are beneficially owned, either directly or indirectly, by any of the associates of the Nominees. Except as set forth herein, no associate of the Nominees has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

        None of the Nominees nor any member of the Nominees' immediate family is a director or an officer of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since the beginning of the Company's last fiscal year.

        None of the Nominees has any position or office with the Company and no occupation or employment with which the Nominees have been involved during the past five years was carried on with the Company or any corporation or organization which is a parent, subsidiary or other affiliate of the Company. Other than disclosed in this proxy statement, none of the Nominees has any arrangement or understanding with any other person pursuant to which they were selected to be a nominee.

I-2

ANNEX II

SHARES HELD BY THE COMPANY'S DIRECTORS AND OFFICERS
AND OTHER BENEFICIAL OWNERS

        The Company's principal executive offices are located at 101 Wood Avenue, Iselin, NJ 00830. Unless otherwise indicated, the following table is derived from the Company's Definitive Proxy Statement, dated April 1, 2005, and, to our knowledge, summarizes information as of March 1, 2005 with respect to the ownership of Shares by each director, by each of the five most highly compensated executive officers, by all executive officers and directors as a group and by the beneficial owners of more than five percent of the Shares outstanding as of March 1, 2005, unless otherwise indicated:

NAME OF BENEFICIAL OWNER	AMOUNT/NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BENEFICIALLY OWNED
Marion H. Antonini(1)(2)(3)(4)(5)	113,895	*
David L. Burner(1)(2)(5)	8,883	*
Arthur A. Dornbusch, II(6)(7)	733,745	*
John C. Hess(6)(7)	308,566	*
James V. Napier(1)(2)(3)(5)	67,208	*
Norma T. Pace(1)(2)(5)	70,623	*
Barry W. Perry(2)(6)(7)	1,723,578	1.38%
Alan J. Shaw(6)(7)	39,735	*
Henry R. Slack(1)(2)(4)(5)	27,137	*
Michael A. Sperduto(6)(7)	278,323	*
Douglas G. Watson(1)(2)(3)(5)	85,403	*
All Directors and Executive Officers as a group(1)(2)(3)(4)(5)(6)(7)	3,630,618	2.90%
Dodge & Cox(8) 555 California Street 40th Floor San Francisco, California 94104	13,134,532	10.70%
Citigroup Inc.(9) 399 Park Avenue New York, New York 10043	0	0.0%
AMVESCAP PLC(10) 11 Devonshire Square London EC2M 4YR England	10,591,510	8.66%
Vanguard Windsor Funds-Vanguard(11) Windsor Fund 100 Vanguard Boulevard Malvern, Pennsylvania 19355	8,925,400	7.30%
Wellington Management Company, LLP(12)(13) 75 State Street Boston, Massachusetts 02109	6,307,993	5.26%
State Street Bank and Trust Company, Trustee(14) 225 Franklin Street Boston, Massachusetts 02110	6,271,691	5.10%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 22,500 shares of Shares subject to options granted to each of Messrs. Antonini, Napier and Watson, and Mrs. Pace, 10,500 Shares subject to options granted to Mr. Slack and 750 Shares subject to options granted to Mr. Burner under the Company's Directors Stock Option Plan, which options may be exercised within 60 days from March 1, 2005.

(2)
Includes 22,397, 540, 17,571, 3,289, 9,819 and 20,716 non-voting deferred stock units earned by Messrs. Antonini, Burner, Napier, Slack and Watson and Mrs. Pace under the Deferred Stock Plan for Non-employee Directors. Each deferred stock unit will be converted into a Share upon termination of service. Also includes 21,470 non-voting restricted stock units for Mr. Perry.

(3)
Includes 55,403, 16,614 and 16,882 non-voting deferred stock units held by Messrs. Antonini, Napier and Watson, respectively, under the Deferred Compensation Plan for Directors of the Company. Each deferred stock unit will be converted into a Share at a future date based on the prior written request of each respective director as prescribed by the plan.

(4)
Includes 1,000 and 3,225 Shares as to which Messrs. Antonini and Slack, respectively, disclaim beneficial ownership.

(5)
Includes 7,593 Shares of voting, but unvested, Shares for each of Messrs. Antonini, Burner, Napier, Slack and Watson and Mrs. Pace granted under the Stock Bonus Plan for Non-employee Directors.

(6)
Includes 560,779, 270,831, 1,530,128, 15,681, 231,622 and 2,853,164 Shares subject to options granted to Messrs. Dornbusch, Hess, Perry, Shaw, Sperduto and all directors and executive officers as a group, respectively, under the Company's Stock Option Plan of 1991 (the "Stock Option Plan"), the Directors Stock Option Plan and the 2002 Long Term Incentive Plan, which options may be exercised within 60 days from March 1, 2005.

(7)
Includes 16,091, 10,638, 74,613, 8,372, 15,310 and 134,282 Shares of voting, but unvested, restricted Shares held by Messrs. Dornbusch, Hess, Perry, Shaw, Sperduto and all directors and executive officers as a group, respectively.

(8)
As reported by Dodge & Cox on an amendment to its Schedule 13G filed with the Commission on February 10, 2005. The Schedule 13G reports that Dodge & Cox has sole dispositive power with respect to all of the reported Shares, has sole voting power with respect to 12,134,532 of such Shares and Shares voting power with respect to 243,900 of such Shares.

(9)
As reported by Citigroup Inc. and its wholly-owned subsidiaries Citigroup Global Markets Inc., Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. (collectively, the "Reporting Persons") on an amendment to its Schedule 13G filed with the Commission on January 5, 2006. The Schedule 13G reports that prior to the sale of the Asset Management division of Citigroup Global Markets Inc. to Legg Mason, Inc. effective as of December 1, 2005, the Reporting Persons beneficially owned more than 5% of the Company's Shares. Upon completion of the sale, the Reporting Persons no longer beneficially owned more than 5% of the Company's Shares.

(10)
As reported by AMVESCAP PLC on its Schedule 13G filed with the Commission on February 15, 2005. The Schedule 13G reports that AMVESCAP PLC and its subsidiaries AIM Advisors, Inc., AIM Funds Management, Inc., AIM Private Asset Management, Inc., INVESCO Asset Management Ireland Limited, INVESCO Asset Management Limited, AIM Funds Management, Inc., AIM Capital Management, Inc., INVESCO Institutional (N.A.), Inc., and Stein Roe Investment Counsel, Inc. hold the reported Shares as follows: AIM Advisors, Inc., 1,450,800, AIM Funds Management, Inc. 8,120,800, AIM Private Asset Management, Inc. 735,373, INVESCO Asset Management Ireland Limited 91,800, INVESCO Asset Management Limited 300, AIM Funds Management, Inc. 17,000, AIM Capital Management, Inc. 132,600, INVESCO Institutional (N.A.), Inc. 40,337, Stein Roe Investment Counsel, Inc. 2,500.

(11)
As reported by Vanguard Windsor Funds-Vanguard Windsor Fund on an amendment to its Schedule 13G filed with the Commission on February 11, 2005.

(12)
As reported by Wellington Management Company, LLP on an amendment to its Schedule 13G filed with the Commission on January 10, 2006. The Schedule 13G reports that Wellington Management Company, LLP shares dispositive power with respect to all of the reported Shares, and shares voting power with respect to 1,102,169 of such Shares.

(13)
Wellington Management Company, LLP reports in its Schedule 13G that, as an investment adviser, it shares beneficial ownership with one of its clients, Vanguard Windsor Funds. Consequently, the same Shares may be shown as beneficially owned by Wellington Management Company, LLP and Vanguard Windsor Funds.

(14)
As reported by State Street Bank and Trust Company, Trustee, on a Schedule 13G filed with the Commission on February 15, 2005.

ANNEX III

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

        Unless included elsewhere in this proxy statement, the following shows the name, business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors and executive officers of BASF and IAC who may solicit proxies, and (2) certain employees and other representatives of those companies who may assist Innisfree in soliciting proxies from the Company's stockholders. To the extent any of these individuals assists IAC and BASF in their solicitation of proxies for the Annual Meeting, these persons may be deemed "participants" under the Commission's rules.

Directors, Executive Officers and Employees of BASF

        Unless otherwise indicated, each such person is a citizen of the Federal Republic of Germany and the current business address of each such person is Carl Bosch Straße 38, D-67056 Ludwigshafen, Germany. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with BASF.

Name, Citizenship and Current Business Address	Present Principal Occupation or Employment
Dr. Jürgen Hambrecht	Chairman of the Board of Executive Directors
Dr. Kurt Bock	Member of the Board of Executive Directors and Chief Financial Officer
Dr. Stefan Marcinowski	Member of the Board of Executive Directors
Mr. Timothy Andree BASF Corporation 100 Campus Drive Florham Park, NJ 07932	Vice President and Chief Communications Officer of BASF Corporation
Dr. Jörg Buchmüller	Senior Vice President Legal
Dr. Georg Franzmann	Vice President Legal
Mr. Klaus Peter Löbbe BASF Corporation 100 Campus Drive Florham Park, NJ 07932	Member of the Board of Executive Directors and Chairman and Chief Executive Officer of BASF Corporation
Ms. Magdalena Moll	Senior Vice President Investor Relations
Mr. Christian Schubert	Corporate Communications
Dr. Wolf-Dieter Starp	Vice President M&A

III-1

Directors, and Executive Officers and Employees of IAC

        Unless otherwise indicated, the current business address of each of the following persons is 100 Campus Drive, Florham Park, NJ 07932. Unless otherwise indicated, each such person is a citizen of the United States of America, and each occupation set forth opposite an individual's name refers to employment with IAC.

Name, Citizenship and Current Business Address	Present Principal Occupation or Employment
Dr. Hans-Ulrich Engel Citizen of the Federal Republic of Germany	President of IAC and Executive Vice President of BASF Corporation.
Mr. Philip Kaplan	Secretary and Treasurer of IAC and Senior Vice President and Treasurer of BASF Corporation
Mr. David E. Stryker	Vice President of AIC; Senior Vice President and General Counsel of BASF Corporation

Interests of BASF and IAC and Other Potential Participants

        IAC currently owns 100 Shares, all of which were acquired in an ordinary brokerage transaction by BASF on December 6, 2005 at a price of $29.80 per Share and were subsequently contributed through a wholly owned subsidiary of BASF to IAC on December 23, 2005. No part of the purchase price or market value of any of the Shares described in this paragraph was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding those Shares. As of such date BASF, IAC and their affiliates collectively may be deemed to beneficially own an aggregate of 100 Shares. BASF and IAC disclaim beneficial ownership of any Shares, if any, owned by any pension plan of BASF or any affiliate of BASF.

        Except as set forth herein, none of BASF or IAC, or any of the "Other Potential Participants" as listed in this Annex III: (i) owns any securities of the Company of record but not beneficially; (ii) owns beneficially, either directly or indirectly, any securities of the Company or any parent or subsidiary of the Company; (iii) has purchased or sold any securities of the Company within the past two years; (iv) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (v) had or will have, and no member of their immediate family had or will have, a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vi) borrowed any funds for the purpose of acquiring or holding any securities of the Company; (vii) is or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) will receive any special compensation in connection with the proxy solicitation or (ix) has any position or office with the Company. Except as set forth herein, no securities of the Company are beneficially owned, either directly or indirectly, by any of the associates of BASF, IAC or Other Potential Participants. Except as set forth herein, none of the associates of BASF, IAC or Other Potential Participants has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

        Except as set forth herein, none of BASF, IAC or any of the Other Potential Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

III-2

        Directors and executive officers of BASF or IAC and/or their respective associates may also be directors or officers of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since the beginning of the Company's last fiscal year, but BASF believes that the interest of those persons in those transactions is not of material significance.

        None of the entities referred to in this proxy statement with which BASF or IAC has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

III-3

ANNEX IV

FORM OF PROXY CARD

ENGELHARD CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

[            ], 2006

THIS PROXY IS SOLICITED ON BEHALF OF IRON ACQUISITION CORPORATION AND
BASF AKTIENGESELLSCHAFT FOR USE AT THE 2006 ANNUAL MEETING OF
THE STOCKHOLDERS OF ENGELHARD CORPORATION

        The undersigned stockholder of Engelhard Corporation (the "Company") hereby appoints Hans-Ulrich Engel and David Stryker, and each of them, as proxies, with full power of substitution, to vote the shares of common stock Engelhard Corporation (the "Company") which the undersigned may be entitled to vote at the 2006 annual meeting of the Company's stockholders to be held on May 4, 2006 at [            ] at [    ] a.m., [    ] time, or at any adjournment or postponements thereof, upon the matters set forth in the proxy statement of Iron Acquisition Corporation ("IAC") and BASF Aktiengesellschaft ("BASF") and upon such other matters as may properly come before the meeting, and revokes any previous proxies with respect to the matters covered by this proxy. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED OR INSTRUCTIONS WILL BE GIVEN AS FOLLOWS: FOR JULIAN A. BRODSKY AND JOHN C. LINEHAN FOR DIRECTORS. THIS PROXY WILL ALSO BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If one of IAC's nominees for director is unable or declines to serve as director, this proxy will be voted for any nominee that IAC designates.

        YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE IMMEDIATELY.

        Please sign and date the reverse side of this proxy card and return it in the postage-paid envelope provided.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

IV-1

☒    Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

BASF AND IAC RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED IN
PROPOSAL 1 BELOW.

1.
Election of directors—Nominees:

IAC's Nominees		FOR	WITHHOLD
(01)	Julian A. Brodsky	☐	☐
(02)	John C. Linehan	☐	☐
Mark here if you plan to attend the meeting. ☐
Dated
Signature(s)
Signature(s)
Title(s)

Note: Please sign exactly as name appears hereon. If the shares are held by joint tenants or as community property, both must sign. When signing as executor, administrator, trustee or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

IV-2

QuickLinks

IMPORTANT
PROXY STATEMENT OF IRON ACQUISITION CORPORATION an indirect wholly owned subsidiary of BASF AKTIENGESELLSCHAFT
TABLE OF CONTENTS
QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION
OUR NOMINEES
PROPOSAL 1: ELECTION OF DIRECTORS
REASONS TO VOTE FOR OUR NOMINEES
VOTING AND PROXY PROCEDURES
OTHER INFORMATION
IMPORTANT
ANNEX I
INFORMATION CONCERNING THE NOMINEES
ANNEX II SHARES HELD BY THE COMPANY'S DIRECTORS AND OFFICERS AND OTHER BENEFICIAL OWNERS
ANNEX III
PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES
ANNEX IV FORM OF PROXY CARD ENGELHARD CORPORATION ANNUAL MEETING OF STOCKHOLDERS [ ], 2006 THIS PROXY IS SOLICITED ON BEHALF OF IRON ACQUISITION CORPORATION AND BASF AKTIENGESELLSCHAFT FOR USE AT THE 2006 ANNUAL MEETING OF THE STOCKHOLDERS OF ENGELHARD CORPORATION